Second Quarter 2024 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO July 22, 2024

2 From time to time we have made, and in the future will make, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. In particular, forward looking statements include, but are not limited to, statements we make about: (i) our balance sheet repositioning replacing TIH’s earnings contribution, (ii) continued delivery of new digital capabilities; (iii) expected commencement of share repurchases in the third quarter of 2024; (iv) Truist’s intention to maintain a strong common stock dividend; (v) future improvements in Truist’s expected stress capital buffer; (vi) expectations of meeting long-term debt requirements through normal course debt issuance; (vii) guidance with respect to financial performance metrics in future periods, including future levels of revenues, adjusted expenses, and net charge-off ratio; (viii) Truist’s effective tax rate in future periods; (ix) Truist’s strategic priorities for 2024; (x) scheduled office loan maturities in future years; and (xi) projections of preferred dividends. This presentation, including any information incorporated by reference in this presentation, contains forward-looking statements. We also may make forward-looking statements in other documents that are filed or furnished with the SEC. In addition, we may make forward-looking statements orally or in writing to investors, analysts, members of the media, and others. All forward- looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, and results may differ materially from those set forth in any forward-looking statement. While no list of assumptions, risks, and uncertainties could be complete, some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements include: • evolving political, business, economic, and market conditions at local, regional, national, and international levels; • monetary, fiscal, and trade laws or policies, including as a result of actions by governmental agencies, central banks, or supranational authorities; • the legal, regulatory, and supervisory environment, including changes in financial-services legislation, regulation, policies, or government officials or other personnel; • our ability to address heightened scrutiny and expectations from supervisory or other governmental authorities and to timely and credibly remediate related concerns or deficiencies; • judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, disputes, or rulings that create uncertainty for or are adverse to us or the financial-services industry; • the outcomes of judicial, regulatory, and administrative inquiries, examinations, investigations, proceedings, or disputes to which we are or may be subject and our ability to absorb and address any damages or other remedies that are sought or awarded and any collateral consequences; • evolving accounting standards and policies; • the adequacy of our corporate governance, risk-management framework, compliance programs, and internal controls over financial reporting, including our ability to control lapses or deficiencies in financial reporting, to make appropriate estimates, or to effectively mitigate or manage operational risk; • any instability or breakdown in the financial system, including as a result of the actual or perceived soundness of another financial institution or another participant in the financial system; • disruptions and shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including financial or systemic shocks and volatility or changes in market liquidity, interest or currency rates, or valuations; • our ability to cost-effectively fund our businesses and operations, including by accessing long- and short-term funding and liquidity and by retaining and growing client deposits; • changes in any of our credit ratings; • our ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss; • negative market perceptions of our investment portfolio or its value; • adverse publicity or other reputational harm to us, our service providers, or our senior officers; • business and consumer sentiment, preferences, or behavior, including spending, borrowing, or saving by businesses or households; • our ability to execute on strategic and operational plans, including simplifying our businesses, achieving cost-savings targets and lowering expense growth, accelerating franchise momentum, and improving our capital position; • changes in our corporate and business strategies, the composition of our assets, or the way in which we fund those assets; • our ability to successfully make and integrate acquisitions and to effect divestitures, including the ability to successfully deploy the proceeds from the sale of TIH and perform our obligations under the transition services arrangements supporting TIH in a cost-effective and efficient manner; • our ability to develop, maintain, and market our products or services or to absorb unanticipated costs or liabilities associated with those products or services; • our ability to innovate, to anticipate the needs of current or future clients, to successfully compete, to increase or hold market share in changing competitive environments, or to deal with pricing or other competitive pressures; • our ability to maintain secure and functional financial, accounting, technology, data processing, or other operating systems or infrastructure, including those that safeguard personal and other sensitive information; • our ability to appropriately underwrite loans that we originate or purchase and to otherwise manage credit risk, including in connection with commercial and consumer mortgage loans; • our ability to satisfactorily and profitably perform loan servicing and similar obligations; • the credit, liquidity, or other financial condition of our clients, counterparties, service providers, or competitors; • our ability to effectively deal with economic, business, or market slowdowns or disruptions; • the efficacy of our methods or models in assessing business strategies or opportunities or in valuing, measuring, estimating, monitoring, or managing positions or risk; • our ability to keep pace with changes in technology that affect us or our clients, counterparties, service providers, or competitors or to maintain rights or interests in associated intellectual property; • our ability to attract, hire, and retain key teammates and to engage in adequate succession planning; • the performance and availability of third-party service providers on whom we rely in delivering products and services to our clients and otherwise in conducting our business and operations; • our ability to detect, prevent, mitigate, and otherwise manage the risk of fraud or misconduct by internal or external parties; our ability to manage and mitigate physical-security and cybersecurity risks, including denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction; • natural or other disasters, calamities, and conflicts, including terrorist events, cyber-warfare, and pandemics; • widespread outages of operational, communication, and other systems; • our ability to maintain appropriate ESG practices, oversight, and disclosures; • policies and other actions of governments to manage and mitigate climate and related environmental risks, and the effects of climate change or the transition to a lower-carbon economy on our business, operations, and reputation; and • other assumptions, risks, or uncertainties described in the Risk Factors (Item 1A), Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7), or the Notes to the Consolidated Financial Statements (Item 8) in our Annual Report on Form 10-K or described in any of the Company’s subsequent quarterly or current reports. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures are useful to investors because they provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Net income Available to Common Shareholders and Adjusted Diluted Earnings Per Share - Adjusted net income available to common shareholders and diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Adjusted Efficiency Ratio, Adjusted Fee Income, and Related Measures - The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist’s management calculated these measures based on the Company’s continuing operations. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non- GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist’s management calculated these measures based on the Company’s continuing operations. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value.

4

Financial Results

2Q24 key takeaways

$ in millions, except per share data

- Solid second quarter results driven by net interest income growth, expense discipline, and stable asset quality
- Completed the sale of Truist Insurance Holdings (TIH), which significantly strengthened our relative capital position
- Repositioned our balance sheet, which is expected to replace TIH's earnings contribution
- Announced up to a $5 billion multi-year share repurchase authorization with buybacks expected to commence in 3Q24
- Focused on pursuing growth opportunities in our core business and maintaining expense and risk discipline

	Reported	Adjusted[1]
Net income available from continuing operations	$(3,983)	$1,232
Per share	$(2.98)	$0.91
Net income available from discontinued operations	$4,809	$3
Per share	$3.60	$0.00
Net income available to common shareholders[2]	$826	$1,235
Per share[3]	$0.62	$0.91

TRUIST

1 Adjusted metrics exclude selected items; see appendix for non-GAAP reconciliations
2 Adjusted net income available to common not adjusted for restructuring charges of $73 million (after-tax)
3 Adjusted diluted EPS not adjusted for restructuring charges of $0.05 (after-tax)

6

Client preferences continue to shift toward mobile

Mobile app users[1]

(in millions)


+7%
4.6
4.7
4.8
4.8
4.9
2Q23
3Q23
4Q23
1Q24
2Q24

Digital transactions[2]

(in millions)


+13%
71
72
75
76
80
2Q23
3Q23
4Q23
1Q24
2Q24

Self-service deposits[3]


+400 bps
74%
75%
76%
77%
78%
2Q23
3Q23
4Q23
1Q24
2Q24

Zelle transactions

(in millions)


+39%
23
25
27
28
32
2Q23
3Q23
4Q23
1Q24
2Q24

Deposit growth fueled by digital onboarding

- Reimagined consumer and small business deposit application experience delivers personalized account recommendations
- Enhanced account opening experience contributed to 42% lift over 2Q23 in digital checking account production among Gen Z and Millennials
- Digital consumer deposit account production increased 14% YoY with opening balances up 60% over the same period
- Modernized small business digital onboarding experience resulted in new highs in application completion rates up 790 bps post-redesign
- Small business digital adoption continues to climb, with active clients increasing 10% YoY, averaging 30 logins per month


1:30
TRUIST
GREAT CHOICE.
You're applying for
Truist Simple Business Checking.
Straightforward—with no monthly maintenance fee. Perfect if you're just starting out.
Cash processing per month
$2,000
Monthly transactions
50
Start application
Resume application

TRUIST

1 Active users reflect clients that have logged in using the mobile app over the prior 90 days
2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers
3 Self-service deposits include incoming Zelle, ATM check deposits, and mobile check deposits (including small business online)

7

8 – Completed sale of remaining 80% stake in TIH at an implied valuation of $15.5 billion – Received $10.1 billion of after-tax proceeds – Recorded an after-tax gain of $4.8 billion – Created $9.5 billion1 of CET1 capital and generated 230 bps of CET1 capital under current rules and 254 bps2 under proposed fully phased-in Basel 3 rules – Increased tangible book value per share by 33%3 Recap of strategic actions completed on May 6th 1 $9.5 billion of capital comprised of a $4.8 billion after-tax gain and a $4.6 billion benefit from the deconsolidation of TIH’s intangibles net of deferred tax liabilities. May not foot due to rounding. 2 CET1 impacts under proposed rules are preliminary and represent management’s current interpretation of the proposed rules. Impact greater under fully phased-in Basel 3 rules primarily due to a reduction in threshold deductions. 3 Tangible common equity and related measures exclude certain items 4 Includes the impact of hedges and based on Federal Funds future curve as of 5/6/24 5 Investable proceeds of $39.4 billion are comprised of $29.3 billion from the balance sheet repositioning (includes $1.6 billion tax benefit) and $10.1 billion of after-tax proceeds from the sale of TIH Closed sale of Truist Insurance Holdings (TIH) Executed strategic balance sheet repositioning – Sold $27.7 billion of market value investment securities with a weighted average book yield of 2.80%4 – Recorded an after-tax loss of $5.1 billion – Purchased $18.7 billion of new shorter duration investment securities yielding 5.27% and held remaining proceeds of $20.7 billion in cash4 – Reinvested $39.4 billion5 at a blended reinvestment rate of 5.22%4, which is expected to replace TIH’s earnings – Sale of TIH and balance sheet repositioning generated more than 300 bps2 of CET1 capital under proposed fully phased-in Basel 3 rules 1 2

2Q24 performance highlights

$ in millions, except per share data

Summary income statement[1]

GAAP / Unadjusted	2Q24	1Q24	2Q23
Revenue	$(1,632)	$4,871	$5,037
Expense	$3,094	$2,953	$3,046
PPNR	$(4,726)	$1,918	$1,991
Net income (loss) available to common from cont. ops	$(3,983)	$1,027	$1,094
Net income available to common from discontinued ops	$4,809	$64	$140
Net income available to common shareholders	$826	$1,091	$1,234
Diluted EPS from continuing ops	$(2.98)	$0.76	$0.82
Diluted EPS from discontinued ops	$3.60	$0.05	$0.10
Diluted EPS	$0.62	$0.81	$0.92
Net interest margin	3.03%	2.89%	2.90%
Efficiency ratio	NM	61.3%	61.1%
CET1 ratio	11.6%	10.1%	9.6%
		Change vs.	
Adjusted[2]	2Q24	1Q24	2Q23
Revenue	$5,018	3.0%	(0.4)%
Expense	$2,809	2.6%	(3.0)%
PPNR	$2,209	3.6%	3.1%
Net income available to common from cont. ops	$1,232	13.7%	12.6%
Net income available to common from discontinued ops	$3	NM	NM
Net income available to common shareholders[3]	$1,235	1.6%	0.1%
Diluted EPS from continuing ops[3]	$0.91	13.8%	11.0%
Diluted EPS from discontinued ops[3]	$—	NM	NM
Diluted EPS	$0.91	1.1%	(1.1)%
Efficiency ratio	56.0%	(20) bps	(150) bps

Note: All data points are taxable-equivalent, where applicable
Current quarter regulatory capital information is preliminary
1 Amounts presented represent results from continuing operations unless otherwise noted
2 Adjusted metrics exclude selected items; see appendix for non-GAAP reconciliations
3 These non-GAAP metrics do not adjust for restructuring charges for 2023 periods

Commentary[1]

Earnings

- Net income available to common shareholders was $826 million, or $0.62 per share
- Net loss available to common shareholders from continuing operations of $4.0 billion, or $2.98 per share, which included:
  - $6.7 billion ($5.1 billion after-tax), or $3.80 per share loss on the sale of certain AFS investment securities
  - $150 million ($115 million after-tax), or $0.09 per share charitable contribution to the Truist Foundation
  - $33 million ($26 million after-tax), or $0.02 per share of restructuring charges
  - $13 million ($11 million after-tax), or $0.01 per share for an FDIC special assessment adjustment
- Net income available to common shareholders from discontinued operations of $4.8 billion, or $3.60 per share, which included:
  - $6.9 billion ($4.8 billion after-tax), or $3.60 per share gain from the sale of TIH
  - $63 million ($47 million after-tax), or $0.03 per share of restructuring charges
  - $10 million ($8 million after-tax), or $0.01 per share for the accelerated recognition of TIH equity-based compensation

Revenue and expenses

- Adjusted revenue increased 3.0% vs. 1Q24 primarily largely due to the reinvestment of the proceeds from the sale of TIH and balance sheet repositioning
- Adjusted noninterest expense increased 2.6% vs. 1Q24 due to higher personnel expense and professional fees

Capital and credit

- CET1 increased 150 bps primarily due to the net impact of the sale of TIH and balance sheet repositioning
- TBVPS[2] increased 34% primarily due to the gain on the sale of TIH
- NCOs decreased 6 bps to 58 bps and the ALLL ratio increased 1 bp to 1.57%

TRUIST

9

10 $326 $318 $313 $309 $306 $195 $193 $190 $188 $187 $131 $125 $123 $121 $120 6.07% 6.25% 6.36% 6.38% 6.44% Commercial LHFI Consumer and card LHFI Loans HFI yield (%) 2Q23 3Q23 4Q23 1Q24 2Q24 Average loans and leases HFI $ in billions – Average loans decreased $2.3 billion, or 0.7%, from 1Q24 – Average commercial loans decreased $1.3 billion, or 0.7% primarily due to a decline in C&I driven in part by capital markets activity – Average consumer loans decreased $1.0 billion, or 0.9% largely due to an approximate $600 million decline in mortgage loans and an approximate $400 million decline in indirect auto 5-quarter trend Vs. linked quarter May not foot due to rounding

11 Average deposits $ in billions $400 $401 $395 $389 $388 $276 $282 $281 $280 $280 $124 $119 $115 $109 $108 1.53% 1.84% 1.92% 2.03% 2.09% Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 2Q23 3Q23 4Q23 1Q24 2Q24 Cumulative beta calculations are based on change in average total deposit or interest-bearing deposit cost divided by change in average Fed Funds rate from 4Q21 to 2Q24, respectively May not foot due to rounding – Average deposits decreased $1.0 billion, or 0.3% – Average noninterest-bearing deposits decreased $1.3 billion, or 1.2% – Represented 28% of total deposits, which is consistent with 1Q24 – Average time deposits decreased ~$700 million, or 1.6% – Average money market and savings increased ~$600 million, or 0.4% – Average interest checking increased ~$400 million, or 0.3% – Deposit costs increased primarily due to continued mix shift from lower cost deposit accounts – Total cost of deposits was 209 bps, up 6 bps from the prior quarter – Cumulative total deposit beta was 39% in 2Q24 vs. 38% in 1Q24 – Total cost of interest-bearing deposits was 289 bps, up 7 bps from the prior quarter – Cumulative interest-bearing deposit beta was 54% in 2Q24 vs. 53% in 1Q24 Vs. linked quarter 5-quarter trend

12 $3,657 $3,592 $3,577 $3,425 $3,580 2.90% 2.93% 2.96% 2.89% 3.03% Net interest income TE ($ MM) Net interest margin (%) 2Q23 4Q23 4Q23 1Q24 2Q24 – Net interest income increased 4.5% primarily due to the impact of the proceeds from the sale of TIH and balance sheet repositioning – Excluding the impact of the proceeds from TIH and the balance sheet repositioning, net interest income was stable – NIM increased 14 bps to 3.03% primarily due to the balance sheet repositioning – Net interest income decreased 2.1% due to higher funding costs and lower earning assets, partially offset by the balance sheet repositioning – NIM increased 13 bps due to balance sheet repositioning and optimization efforts, partially offset by the impact of higher funding costs Net interest income and net interest margin Vs. linked quarter5-quarter trend Vs. like quarter $ in millions

13 – Noninterest income declined $6.6 billion due to losses on securities sold – Adjusted noninterest income increased 4.2% due to higher investment banking and trading income and wealth management income – Noninterest income declined $6.7 billion due to losses on securities sold as part of the balance sheet repositioning – Adjusted noninterest income decreased 0.6% primarily due to lower investment banking and trading income, partially offset by higher mortgage banking income Noninterest income Vs. linked quarter Vs. like quarter Noninterest income 2Q24 1Q24 2Q23 Wealth management income $ 361 $ 356 $ 330 Investment banking and trading income 286 323 211 Service charges on deposits 232 225 240 Card and payment related fees 230 224 236 Mortgage banking income 112 97 99 Lending related fees 89 96 86 Operating lease income 50 59 64 Securities gains (losses) (6,650) — — Other income 78 66 114 Total noninterest income $ (5,212) $ 1,446 $ 1,380 Securities gains (losses) $ 6,650 $ — $ — Adjusted noninterest income $ 1,438 $ 1,446 $ 1,380 $ in millions

Noninterest expense

$ in millions

Noninterest expense

		2Q24		1Q24		2Q23
Personnel expense	$	1,661	$	1,630	$	1,705
Professional fees and outside processing		308		278		311
Software expense		218		224		223
Net occupancy expense		160		160		166
Amortization of intangibles		89		88		99
Equipment expense		89		88		87
Marketing and customer development		63		56		69
Depreciation-property under operating leases		34		40		44
Regulatory costs		85		152		73
Restructuring charges		33		51		48
Goodwill impairment		—		—		—
Other expense		354		186		221
Total noninterest expense	**$**	**3,094**	**$**	**2,953**	**$**	**3,046**
Charitable contribution	$	150	$	—	$	—
FDIC special assessment		13		75		—
Gain (loss) on early extinguishment of debt		—		—		4
Restructuring charges		33		51		48
Amortization of intangibles		89		88		99
Adjusted noninterest expense	**$**	**2,809**	**$**	**2,739**	**$**	**2,895**

Adjusted noninterest expense excludes restructuring charges, amortization, and other items. See appendix for non-GAAP reconciliation.

Vs. linked quarter

- Noninterest expense increased $141 million, or 4.8%
  - Driven primarily by a $150 million charitable contribution to the Truist Foundation
  - Partially offset by FDIC special assessment costs declining $62 million to $13 million
- Adjusted noninterest expense increased $70 million, or 2.6%
  - Driven primarily by higher personnel expense and professional fees

Vs. like quarter

- Noninterest expense increased $48 million, or 1.6%
  - Driven primarily by a $150 million charitable contribution to the Truist Foundation
  - Partially offset by lower personnel expense due to lower headcount
- Adjusted noninterest expense decreased $86 million, or 3.0%
  - Driven primarily by lower headcount across most lines of business

TRUIST

14

15 $538 $497 $572 $500 $451 2Q23 3Q23 4Q23 1Q24 2Q24 NPLs were relatively stable on a linked-quarter basis Stable credit performance and solid economic conditions drove a lower linked-quarter provision ($ in MM) $440 $405 $453 $490 $442 0.54% 0.51% 0.57% 0.64% 0.58% NCO NCO ratio 2Q23 3Q23 4Q23 1Q24 2Q24 NCO ratio decreased 6 bps on a linked-quarter basis primarily reflecting lower losses in consumer ($ in MM) Asset quality 4.5x 9.0x 8.8x Net charge-offs Provision for credit losses Nonperforming loans / LHFI ALLL $4,606 $4,693 $4,798 $4,803 $4,808 ALLL ALLL ratio ALLL / NCO 2Q23 3Q23 4Q23 1Q24 2Q24 ALLL ratio increased 1 bp on a linked-quarter basis ($ in MM) 0.47% 0.46% 0.44% 0.45% 0.46% 2Q23 3Q23 4Q23 1Q24 2Q24 2.6X 2.9X 1.43% 1.49% 2.7X 1.54% 2.4X 1.56% 2.7X 1.57%

Capital

2Q24 capital walk


10.1%
2.3%
(1.0%)
~0.2%
11.6%
7.3% min. req. effective 10/1/24
1Q24 CET1 ratio
Sale of TIH
Strategic balance sheet repositioning
Organic capital growth[1]
2Q24 CET1 ratio[2]

Commentary

Sale of TIH creates capital advantage

- Generated 230 bps of CET1 under current rules and 254 bps under proposed rules[4]
- Completed balance sheet repositioning that is expected to replace TIH's earnings
- CET1 ratio increased 150 bps linked-quarter to 11.6% at 6/30/24

Well positioned to grow and return capital to shareholders

- Pursuing growth in our consumer and wholesale banking businesses
- Announced up to a $5 billion multi-year share repurchase authorization through 2026 with buybacks expected to commence in 3Q24
- Intend to maintain strong common stock dividend

Favorable 2024 CCAR stress test results

- Second lowest C&I loan loss rates and third lowest CET1 erosion rate among peers[3]
- Expect stress capital buffer to improve from 2.9% to 2.8% effective 10/1/24
- CET1 ratio at 6/30/24 430 bps higher than our regulatory minimum of 7.3% effective 10/1/24

Well positioned for regulatory framework changes

- Estimated fully phased-in Basel 3 CET1 ratio increased ~320 bps to 9.1%[4] at 6/30/24
- Truist's consolidated LCR was 110% at 6/30/24
- Expect to meet proposed long-term debt requirements through normal course debt issuance

1 Organic capital generation is retained earnings net of dividend
2 Current quarter regulatory capital information is preliminary
3 Peers consist of BAC, CFG, FITB, JPM, KEY, MTB, PNC, RF, USB, and WFC
4 The estimated fully phased in Basel 3 CET 1 ratio and other impacts estimated under the proposed rules is preliminary and represents management's current interpretation of the proposed rules, which includes the impact of AOCI, risk-weighted assets inflation and the threshold deduction adjustments.

TRUIST

16

17 13.9% 3Q24 and 2024 outlook All data points are taxable-equivalent, where applicable Adjusted expenses exclude amortization of intangibles, restructuring charges, and other selected items Adjusted revenues exclude securities gains (losses) and other selected items See non-GAAP reconciliations in the appendix 2Q24 actuals 3Q24 outlook Adjusted revenue (TE) $5.0 Up 1-2% Adjusted expenses $2.8 Up 3% Tax rate ~16% effective; ~19% on FTE basis Full year 2023 actuals Full year 2024 outlook Adjusted revenue (TE) $20.2 Down 0.5-1% Adjusted expenses $11.4 Flat Net charge-off ratio 50 bps ~65 bps Fu ll ye ar 2 02 4 co m pa re d to fu ll ye ar 2 02 3 3Q 24 co m pa re d to 2 Q 24 Based on continuing operations; $ in billions unless otherwise noted

18 2024 strategic priorities Pursue growth opportunities in our businesses Maintain expense discipline to fund investments in our franchise Return capital to shareholders through repurchases and our dividend Maintain and strengthen sound risk controls and strong asset quality metrics Enhance the client experience through T3 (touch + technology = trust)

Appendix

A-20 Multi Tenant 89% Medical 9% Single Tenant 2% Hotel 8% Industrial 18% Office 15% Multifamily 35% Retail 14% Other 10% 11.1% 11.3% 11.7% 13.7% 13.5% 1.01% 1.09% 1.05% 0.96% 1.22% 0.49% 1.02% 0.70% 1.30% 1.23% Criticized & classified ratio NPL ratio NCO ratio 2Q23 3Q23 4Q23 1Q24 2Q24 CRE 9.7% 17% 30% 16% 15% 22% 2024 2025 2026 2027 2028 and beyond Commercial real estate (CRE) spotlight 5-quarter total CRE trends Total LHFI at 6/30/24 ($306B) CRE Office 1.6% CRE Mix Scheduled Office maturities CRE represents 9.7% of total loans HFI, including Office at 1.6% NPL% 6.3% LTM NCO ratio 6.3% Loan loss reserves 9.7% WALTV ~64% % in Truist Southeast/ Mid-Atlantic footprint ~75% Office spotlight All other loans 90.3% CRE information on this slide includes the commercial construction portfolio Gateway markets include: Washington, DC, San Francisco, New York, Chicago, Los Angeles, Boston, and Miami WALTV based on most recent appraisal conducted A-1 Office portfolio primarily composed of Multi Tenant, Non Gateway properties within footprint Gateway 37% Non Gateway 63% Tenant Type Market Type

Consumer and Small Business Banking

Represents performance for Branch and Premier Banking, Consumer Lending, and Small Business Banking

Metrics

Income statement ($ MM)	2Q24	vs. 1Q24	vs. 2Q23
Net interest income	$2,628	$25	$2
Allocated provision for credit losses	309	6	82
Noninterest income	507	4	(7)
Noninterest expense	1,645	—	29
Segment net income (loss)	$898	$19	$(90)
Balance Sheet ($ B)			
Average loans[1]	$125	$(0.2)	$(12)
Average deposits	213	0.8	(6.4)
Other Key Metrics[2]			
Mortgages serviced for others ($ B)	$208	$(2.4)	$(15)
Branches	1,930	—	(72)

Commentary

- Net income of $898 million, compared to $879 million in the prior quarter
- Net interest income of $2.6 billion increased slightly by $25 million, or 1.0% vs. 1Q24, primarily driven by higher funding credit on deposits
  - Average loans held for investment of $125 billion declined 0.1% vs. 1Q24 primarily driven by lower residential mortgage, prime auto and unsecured loans, partially offset by mortgage warehouse lending
  - Average deposits of $213 billion increased 0.4% vs. 1Q24, reflecting moderating impact of consumer response to higher rates
- Provision for credit losses increased $6 million, or 2.0% vs. 1Q24, primarily driven by an allowance build in the current quarter compared to a modest release in 1Q24, partially offset by a decrease in net charge-offs
- Noninterest income of $507 million increased $4 million, or 0.8% vs. 1Q24, primarily driven by higher service charges and seasonally higher card and payment related fees, partially offset by lower mortgage income
  - Mortgages serviced for others decreased 1.1% vs. 1Q24, primarily driven by higher BAU runoff
- Noninterest expense of $1.6 billion is flat vs. 1Q24, primarily driven by lower FDIC special assessment in the prior quarter, offset by higher medical claims, marketing expenses and operating charge-offs
  - Branch count down 3.6% vs. 2Q23 due to branch network optimization

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

TRUIST

A-2

A-3 Wholesale Banking – Net income of $954 million, compared to $884 million in the prior quarter – Net interest income of $1.7 billion was flat vs. the prior quarter – Average loans of $181 billion decreased $2.2 billion, or 1.2%, primarily related to lower C&I balances – Average deposits of $141 billion decreased $2.1 billion, or 1.5%, related to seasonal tax outflows – Provision for credit losses of $142 million decreased $56 million, or 28.3%, primarily due to lower loan balances – Noninterest income of $991 million increased $8 million, or 0.9%, primarily driven by higher CMSR valuation and higher income on certain equity investments, partially offset by lower investment banking income – Noninterest income increased $100 million, or 11.2%, vs. 2Q23 primarily driven by strong capital markets revenues – Noninterest expense of $1.3 billion decreased $26 million, or 1.9% from 1Q24 primarily related to a 1Q24 FDIC special assessment of $63 million – Excluding the FDIC assessment expense, noninterest expense of $1.3 billion increased $25 million vs. 1Q24 (1) Excludes loans held for sale Metrics Commentary Income statement ($ MM) 2Q24 vs. 1Q24 vs. 2Q23 Net interest income $1,690 $3 ($77) Allocated provision for credit losses 142 (56) (167) Noninterest income 991 8 100 Noninterest expense 1,348 (26) 51 Segment net income $954 $70 $105 Balance sheet ($ B) Average loans(1) $181 $(2.2) ($8.0) Average deposits 141 (2.1) (7.4) Represents performance for Commercial Banking, Corporate and Investment Banking, CRE, Wholesale Payments, and Wealth

A-4 Preferred dividend 3Q24 4Q24 1Q25 2Q25 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $106 $77 $126 $75 Estimates assume forward-looking interest rates as of 6/30/24. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP Reconciliations

Non-GAAP reconciliations

Adjusted Net Income and Diluted EPS

$ in millions, except per share data, shares in thousands

	Quarter Ended					Year-to-Date	
	June 30 2024	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	June 30 2024	June 30 2023
Net income (loss) available to common shareholders from continuing operations	$ (3,983)	$ 1,027	$ (5,268)	$ 1,003	$ 1,094	$ (2,956)	$ 2,401
Securities (gains) losses	5,089	—	—	—	—	5,089	—
Goodwill impairment	—	—	6,078	—	—	—	—
Charitable contribution	115	—	—	—	—	115	—
FDIC special assessment	11	57	387	—	—	68	—
Discrete tax benefit	—	—	(204)	—	—	—	—
Adjusted net income available to common shareholders from continuing operations[1]	$ 1,232	$ 1,084	$ 993	$ 1,003	$ 1,094	$ 2,316	$ 2,401
Net Income available to common shareholders from discontinued operations	$ 4,809	$ 64	$ 101	$ 68	$ 140	$ 4,873	$ 243
Accelerated TIH equity compensation expense	8	68	—	—	—	76	—
Gain on sale of TIH	(4,814)	—	—	—	—	(4,814)	—
Adjusted net income available to common shareholders from discontinued operations[1]	$ 3	$ 132	$ 101	$ 68	$ 140	$ 135	$ 243
Net income (loss) available to common shareholders	$ 826	$ 1,091	$ (5,167)	$ 1,071	$ 1,234	$ 1,917	$ 2,644
Adjusted net income available to common shareholders[1]	1,235	1,216	1,094	1,071	1,234	2,451	2,644
Weighted average shares outstanding - diluted (GAAP net income (loss) available to common shareholders)[2]	1,338,149	1,346,904	1,333,703	1,340,574	1,337,307	1,336,620	1,338,346
Weighted average shares outstanding - diluted (adjusted net income available to common shareholders)[2]	1,349,953	1,346,904	1,342,790	1,340,574	1,337,307	1,348,523	1,338,346
Diluted EPS from continuing operations[2]	$ (2.98)	$ 0.76	$ (3.95)	$ 0.75	$ 0.82	$ (2.21)	$ 1.79
Diluted EPS from continuing operations - adjusted[1][2]	0.91	0.80	0.74	0.75	0.82	1.72	1.79
Diluted EPS from discontinued operations[2]	3.60	0.05	0.08	0.05	0.10	3.64	0.19
Diluted EPS from discontinued operations - adjusted[1][2]	—	0.10	0.07	0.05	0.10	0.10	0.18
Diluted EPS[2]	0.62	0.81	(3.87)	0.80	0.92	1.43	1.98
Diluted EPS - adjusted[1][2]	0.91	0.90	0.81	0.80	0.92	1.82	1.98

(1) Adjusted net income available to common shareholders and diluted earnings per share are non-GAAP in that these measures exclude selected items, net of tax. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

(2) For periods ended with a net loss available to common shareholders from continuing operations, anti-dilutive financial instruments have been excluded from the calculation of GAAP diluted EPS. Adjusted diluted EPS calculations include the impact of outstanding equity-based awards for all periods.

TRUIST

A-6

Non-GAAP reconciliations

Efficiency ratio and fee income ratio from continuing operations

$ in millions

	Quarter Ended					Year-to-Date	
	June 30 2024	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	June 30 2024	June 30 2023
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,094	$ 2,953	$ 9,557	$ 3,060	$ 3,046	$ 6,047	$ 6,061
Restructuring charges, net	(33)	(51)	(155)	(61)	(48)	(84)	(104)
Gain (loss) on early extinguishment of debt	—	—	—	—	(4)	—	(4)
Goodwill impairment	—	—	(6,078)	—	—	—	—
Amortization of intangibles	(89)	(88)	(98)	(98)	(99)	(177)	(199)
Charitable contribution	(150)	—	—	—	—	(150)	—
FDIC special assessment	(13)	(75)	(507)	—	—	(88)	—
Efficiency ratio numerator - adjusted noninterest expense[2]	$ 2,809	$ 2,739	$ 2,719	$ 2,901	$ 2,895	$ 5,548	$ 5,754
Fee income numerator - noninterest income - GAAP	$ (5,212)	$ 1,446	$ 1,363	$ 1,334	$ 1,380	$ (3,766)	$ 2,801
Securities (gains) losses, net	6,650	—	—	—	—	6,650	—
Fee income numerator - adjusted noninterest income[2]	$ 1,438	$ 1,446	$ 1,363	$ 1,334	$ 1,380	$ 2,884	$ 2,801
Efficiency ratio and fee income ratio denominator - revenue[1] - GAAP	$ (1,685)	$ 4,818	$ 4,882	$ 4,869	$ 4,983	$ 3,133	$ 10,271
Taxable equivalent adjustment	53	53	58	57	54	106	105
Securities (gains) losses	6,650	—	—	—	—	6,650	—
Efficiency ratio and fee income ratio denominator - adjusted revenue[1][2]	$ 5,018	$ 4,871	$ 4,940	$ 4,926	$ 5,037	$ 9,889	$ 10,376
Efficiency ratio - GAAP	(183.6)%	61.3 %	195.8 %	62.9 %	61.1 %	193.0 %	59.0 %
Efficiency ratio - adjusted[2]	56.0	56.2	55.0	58.9	57.5	56.1	55.4
Fee income ratio - GAAP	309.3 %	30.0 %	27.9 %	27.4 %	27.7 %	(120.2)%	27.3 %
Fee income ratio - adjusted[2]	28.7	29.7	27.6	27.1	27.4	29.2	27.0

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains and losses, amortization of intangible assets, restructuring charges, and other selected items. Adjusted revenue and adjusted noninterest expense are related measures used to calculate the adjusted efficiency ratio. Additionally, the adjusted fee income ratio is non-GAAP in that it excludes securities gains and losses and other selected items, and is calculated using adjusted revenue and adjusted noninterest income. Adjusted revenue and adjusted noninterest income exclude securities gains and losses and other selected items. Adjusted noninterest expense excludes amortization of intangible assets, restructuring charges, and other selected items. Truist's management calculated these measures based on the Company's continuing operations. Truist's management uses these measures in their analysis of the Corporation's performance. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges.

TRUIST

A-7

Non-GAAP reconciliations

Pre-provision net revenue

$ in millions

	Quarter Ended					Year-to-Date	
	June 30 2024	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	June 30 2024	June 30 2023
Net income from continuing operations	**$ (3,906)**	**$ 1,133**	**$ (5,191)**	**$ 1,109**	**$ 1,169**	**$ (2,773)**	**$ 2,579**
Provision for credit losses	451	500	572	497	538	951	1,040
Provision for income taxes	(1,324)	232	(56)	203	230	(1,092)	591
Taxable-equivalent adjustment	53	53	58	57	54	106	105
Pre-provision net revenue(1)	**$ (4,726)**	**$ 1,918**	**$ (4,617)**	**$ 1,866**	**$ 1,991**	**$ (2,808)**	**$ 4,315**
Restructuring charges, net	33	51	155	61	48	84	104
Gain (loss) on early extinguishment of debt	—	—	—	—	4	—	4
Goodwill impairment	—	—	6,078	—	—	—	—
Amortization of intangibles	89	88	98	98	99	177	199
Charitable contribution	150	—	—	—	—	150	—
FDIC special assessment	13	75	507	—	—	88	—
Securities (gains) losses	6,650	—	—	—	—	6,650	—
Pre-provision net revenue - adjusted(1)	**$ 2,209**	**$ 2,132**	**$ 2,221**	**$ 2,025**	**$ 2,142**	**$ 4,341**	**$ 4,622**

(1) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), restructuring charges, amortization of intangible assets, and other selected items. Truist's management calculated these measures based on the Company's continuing operations. Truist's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

TRUIST

A-8

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

$ in millions, except per share data, shares in thousands

	As of / Quarter Ended					Year-to-Date	
	June 30 2024	March 31 2024	Dec. 31 2023	Sept. 30 2023	June 30 2023	June 30 2024	June 30 2023
Common shareholders' equity	$ 57,154	$ 52,148	$ 52,428	$ 55,167	$ 56,853		
Less: Intangible assets, net of deferred taxes (including discontinued operations)	18,471	23,198	23,306	29,491	29,628		
Tangible common shareholders' equity[(1)]	$ 38,683	$ 28,950	$ 29,122	$ 25,676	$ 27,225		
Outstanding shares at end of period	1,338,223	1,338,096	1,333,743	1,333,668	1,331,976		
Common shareholders' equity per common share	**$ 42.71**	**$ 38.97**	**$ 39.31**	**$ 41.37**	**$ 42.68**		
Tangible common shareholders' equity per common share[(1)]	**28.91**	**21.64**	**21.83**	**19.25**	**20.44**		
Net income available to common shareholders	$ 826	$ 1,091	$ (5,167)	$ 1,071	$ 1,234	$ 1,917	$ 2,644
Plus: goodwill impairment	—	—	6,078	—	—	—	—
Plus: amortization of intangibles, net of tax (including discontinued operations)	68	84	99	99	100	152	204
Tangible net income available to common shareholders[(1)]	$ 894	$ 1,175	$ 1,010	$ 1,170	$ 1,334	$ 2,069	$ 2,848
Average common shareholders' equity	$ 54,863	$ 52,167	$ 56,061	$ 56,472	$ 57,302	$ 53,515	$ 56,346
Less: Average intangible assets, net of deferred taxes (including discontinued operations)	20,406	23,244	29,377	29,570	29,775	21,833	29,832
Average tangible common shareholders' equity[(1)]	$ 34,457	$ 28,923	$ 26,684	$ 26,902	$ 27,527	$ 31,682	$ 26,514
Return on average common shareholders' equity	**6.1 %**	**8.4 %**	**(36.6)%**	**7.5 %**	**8.6 %**	**7.2 %**	**9.5 %**
Return on average tangible common shareholders' equity[(1)]	**10.4**	**16.3**	**15.0**	**17.3**	**19.4**	**12.5**	**21.6**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization and impairment charges. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-9

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